                                SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant [ X ]
Filed by a party other than the registrant [   ]

Check the appropriate box:

[   ] Preliminary  proxy statement
[ X ] Definitive proxy statement
[   ] Definitive additional materials
[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            NBT BANCORP INC.
      ----------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)

                          KATHIE J. DEIERLIEN
      ----------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box)
[ X ] No fee required
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transactions applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[   ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and indentify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, schedule or registration statement no.:

  (3) Filing party:

  (4) Date filed:

                                NBT BANCORP INC.
                                ----------------

                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING
                     --------------------------------------


                                                                  March 17, 1999

TO THE HOLDERS OF SHARES OF COMMON STOCK:

NOTICE IS HEREBY GIVEN that pursuant to call of its Directors, the regular annual meeting of stockholders of NBT BANCORP INC. will be held at the Norwich Senior High School auditorium located at Midland Drive, Norwich, New York, on Saturday, April 17, 1999 at 11:00 a.m., for the purpose of considering and voting upon the following matters:

1. Election of Directors. To fix the number of directors at nine and elect the candidates listed in the Proxy Statement dated March 17, 1999.

2. Ratification of the Board of Directors' action of the selection of indepen-dent public accountants for the year 1999.

3. Transaction of such other business as may properly come before the Meeting or any adjournment thereof.




                                           By order of the Board of Directors


                                           /S/ DARYL R. FORSYTHE


                                           Daryl R. Forsythe
                                           President and Chief Executive Officer


                                           /S/ JOE C. MINOR


                                           Joe C. Minor
                                           Chief Financial Officer and Treasurer








WE URGE YOU TO MARK, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE--WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. ALSO, YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING OR IN OPEN MEETING UPON WRITTEN NOTIFICATION TO THE CHIEF EXECUTIVE OFFICER.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                PROXY STATEMENT

                                NBT BANCORP INC.
                              52 SOUTH BROAD STREET
                             NORWICH, NEW YORK 13815



     This Proxy Statement is being furnished by NBT Bancorp Inc.(the "Company"), a Delaware corporation, to its stockholders, in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held at 11:00 a.m., on Saturday, April 17, 1999 (the "Meeting"), at the Norwich Senior High School auditorium located at Midland Drive, Norwich, New York 13815, and at any adjournments thereof.

     In the course of discussions in this Proxy Statement of recommendations and solicitations of votes, the term "Management" refers to the Board of Directors of NBT Bancorp Inc., unless otherwise required by the context.

     The approximate date on which this Proxy Statement is first being sent or given to stockholders is March 17, 1999.

     A copy of Form 10-K (Annual Report) for December 31, 1998, is being furnished to the stockholders together with a copy of this Proxy Statement. Copies of exhibits listed in the Form 10-K can be acquired BY WRITTEN REQUEST TO JOE C. MINOR, CHIEF FINANCIAL OFFICER AND TREASURER, NBT BANCORP INC., 52 SOUTH BROAD STREET, NORWICH, NEW YORK 13815.

                    VOTING, PROXY SOLICITATION AND REVOCATION

     Your proxy is solicited by the Board of Directors for use at the Meeting.

     If the enclosed form of proxy is properly executed and returned prior to or at the Meeting, and if not revoked prior to or at the Meeting, all shares represented thereby will be voted at the Meeting as specified in the proxy by the persons designated therein. Shares represented by such returned, unrevoked proxies which are not marked "AGAINST," "ABSTAIN" or "WITHHELD" will be voted to fix the number of directors at nine and "FOR" the election of the nominees, and "FOR" ratification of the auditor. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting, but will not be counted as voting with respect to any matter as to which the abstention or non-vote is indicated. The solicitation of proxies will be by mail, but proxies may also be solicited by telephone, telegraph or in person by officers and other employees of the Company. The entire cost of this solicitation will be borne by the Company. Should the Company, in order to solicit proxies, request the assistance of other banks, brokerage houses and other custodians, nominees or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding the proxies and proxy material to the beneficial owners of such shares. A stockholder may revoke his or her proxy by a later proxy or by delivery of notice of revocation to the Chief Executive Officer, in writing, at any time prior to the date and time of meeting or in open meeting. Attendance at the Meeting will not in and of itself revoke a proxy.

SHARES ENTITLED TO VOTE

     The Board of Directors has fixed the close of business on March 1, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote at the Meeting 12,396,134 shares of Common Stock, no par value, stated value $1.00 per share. There were 3,720 stockholders of record on that date. Each of the outstanding shares is entitled to one vote at the Meeting for all items set forth in the Notice. Shares held by the Trust Division of NBT Bank, National Association ("the Bank" or "NBT Bank, N.A.") as Sole Trustee may not be voted in the election of directors, but may be voted on other matters.

PRINCIPAL BENEFICIAL OWNERS OF COMMON STOCK

     No individual or group of individuals owns of record, or is known to the Company to own beneficially, more than 5% of the Common Stock. However, Cede & Co., a nominee of the Depository Trust Company, held record ownership on behalf of various of its customers on December 31, 1998, of 6,227,402 shares, or 50.2%, of the outstanding shares. The names of the beneficial owners of the shares held by those stockholders are unknown to management. At December 31, 1998, the Company's Employee Stock Ownership Plan owned of record 790,400 of the Company's common stock, 6.36% of the Company's common stock outstanding.

                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS

     The By-laws of the Company provide that the number of Directors authorized to serve until the next annual meeting of stockholders shall be the number designated at the Annual Meeting and prior to the election of directors by the stockholders entitled to vote for the election of directors at that meeting. The Board has proposed and is requesting the stockholders to approve its proposal that the number of directors of the Company be set at nine. Five persons have been designated by the Board as nominees for election at this Meeting and are being presented to the stockholders for election. The directors to be elected at the Meeting shall be determined by a plurality vote of the shares represented in person or by proxy, entitled to vote at the Meeting.

     Nominations of candidates for election as directors of the Company must be made in writing and delivered to or received by the President of the Company within ten days after notice of any Stockholders' meeting called for the election of directors. Such notification shall contain the name and address of the proposed nominee, the principal occupation of the proposed nominee, the number of shares of Common Stock that will be voted for the proposed nominee by the notifying stockholder, including shares to be voted by proxy, the name and residence of the notifying stockholder and the number of shares of Common Stock beneficially owned by the notifying stockholder.

     No person shall be eligible for election or elected as a director who shall have attained the age of 72 years, except for Mr. Everett Gilmour who was granted an exception to age 78 by resolution of the Board of Directors amending the By-laws.

     Nominations not made in accordance herewith may be disregarded by the Chairman of the meeting.

     The By-Laws of the Company permit the Board of Directors by a majority vote, between annual meetings of the stockholders, to increase the number of directors by not more than three members and to appoint qualified persons to fill the vacancies created thereby.

     The By-Laws of the Company provide for a classified Board of Directors. The Board is divided into three equal classes. Each class holds office for a term of three years, but only one class comes up for election each year (except in those cases where vacancies occur in other classes). The persons named below are being proposed as nominees for election as directors as follows: three for the three-year term expiring at the annual meeting to be held in 2002; one for a two-year term expiring in 2001; and one for a one-year term expiring in 2000, and until their successors are elected and qualify. The persons named in the enclosed proxy intend to vote for such nominees for election as directors, but if the nominees should be unable to serve, proxies will be voted for such substitute nominees as shall be designated by the Board of Directors to replace such nominees.

     It is believed that each nominee is available for election. The names of the nominees for election for the term as shown and certain information as to each of them are as follows:

                                                                                          Number of
                                        Principal Occupation During                       Common Shares            Percent
                          Date          Past Five Years and Other            Director     Beneficially Owned       of Shares
Name                      of Birth      Directorships(a)                     Since        on 12/31/98(b)           Outstanding
------------------------------------------------------------------------------------------------------------------------------------
Nominees with terms expiring in 2002:

J. Peter Chaplin          10/27/29      Senior Vice President (Retired)                   16,727(1)                0.13%
                                          Sheffield Products/Quest Intl.                   3,368(2)(b)                *
                                        Directorships:
                                          Director of NBT Bank, N.A.
                                          since 1995

Peter B. Gregory          05/07/35      Partner, Gatehouse Antiques          1987         75,398(1)                0.61%
                                        Director of NBT Bank, N.A.                         7,579(1)(b)                *
                                          since 1978                                      24,560(2)(b)             0.20%
                                                                                          43,374(d)                0.35%

Paul O. Stillman          01/15/33      Chairman of Preferred                1986         25,454(1)                0.21%
                                        Mutual Ins. Co. (c)                                  665(2)(b)                *
                                        Directorships:
                                          Excess Reinsurance Co.;
                                          Preferred Mutual Ins. Co. (c);
                                          Leatherstocking Cooperative
                                            Ins. Co;
                                          NBT Bank, N.A. since 1977

Nominee with term expiring in 2001:

William L. Owens          01/20/49      Managing Partner, Stafford,                        1,384(1)                   *
                                          Trombley, Owens & Curtin, P.C.,
                                          attorneys
                                        Directorships:
                                          Champlain Enterprises, Inc.
                                          Prim Hall Enterprises
                                          Mediquest, Inc.
                                          NBT Bank, N.A. since 1995

Nominee with term expiring in 2000:

Dan B. Marshman           05/08/46      Partner, Marshman Farms, Inc.                     11,569(1)                   *
                                        Directorships:                                     1,249(1)(b)                *
                                          North Country Insurance                          3,813(2)                   *
                                          NBT Bank, N.A. since 1995                        1,106(2)(b)                *
                                                                                          20,879(g)                0.17%
                                                                                          13,894(h)                0.11%

Directors with terms expiring in 2001:

Daryl R. Forsythe         08/02/43      President & CEO of NBT               1992         19,773(1)                0.16%
                                          Bancorp Inc. & the Bank                          1,124(1)(b)                *
                                          since January 1995                               6,754(2)                   *
                                        Vice President & General                           1,440(2)(b)                *
                                          Manager of Simmonds Precision                  126,794(3)                1.02%
                                          Engine  Systems, a subsidiary of
                                          BF Goodrich Aerospace for more
                                          than 7 years previous thereto
                                        Directorships:
                                          Security Mutual Life Ins. Co. of NY;
                                          NBT Bank, N.A. since 1988

Everett A. Gilmour        05/22/21      Chairman of NBT Bancorp Inc.,        1986         86,935(1)                0.70%
                                          and the Bank since January 1995                  4,611(2)                   *
                                        Retired Chairman of NBT                            2,805(2)(b)                *
                                          Bancorp Inc. for more than
                                          5 years previous thereto
                                        Directorships:
                                          Preferred Mutual Ins. Co.(c);
                                          NYS Electric & Gas Co.;
                                          Norwich Aero Products, Inc.;
                                          NBT Bank, N.A. since 1962

                                      I-3

Directors with terms expiring in 2000:

Andrew S. Kowalczyk, Jr.  09/27/35      Partner - Kowalczyk, Tolles,         1994          3,220(1)                   *
                                        Deery & Johnston, attorneys
                                        Director of NBT Bank, N.A.
                                          since 1994

John C. Mitchell          05/07/50      President & CEO of                   1994          9,597(1)                   *
                                          I.L. Richer Co.                                 16,351(k)                0.13%
                                          (agri. business)
                                        Directorships:
                                          Preferred Mutual Ins. Co.(c);
                                          NBT Bank, N.A. since 1993

                                        Executive Officers of NBT Bancorp Inc.
                                        other than Directors who are Officers

                                                                                                   Number of
                                                        Present Position                           Common Shares        Percent
                                         Date of        and Principal                              Beneficially Owned   of Shares
Name                  Date of Birth      Employment     Position Last Five Years                   on 12/31/98(b)       Outstanding

John R. Bradley       9/28/43            4/19/93        Senior Vice President -                     3,065(1)               *
                                                          Commercial Banking since May 1993         1,594(1)(b)            *
                                                        Senior Vice President and                  34,065(3)            0.27%
                                                          Senior Regional Lender -
                                                          Fleet Bank  1965 to 1993

Martin A. Dietrich    4/3/55             3/1/81         Executive Vice President - Retail Banking   5,961(1)               *
                                                          since April 1996                          5,157(1)(b)            *
                                                        Senior Vice President -                     2,896(2)               *
                                                          Chief Credit Officer 1995 - 1996            808(2)(b)            *
                                                        Regional Manager 1993 - 1995               29,863(3)            0.24%
                                                        Director of Marketing 1991 - 1993           6,667(e)               *

Joe C. Minor          10/7/42            3/1/93         Chief Financial Officer                     4,017(1)               *
                                                          & Treasurer of NBT                        2,047(1)(b)            *
                                                          Bancorp Inc. since September 1995        41,384(3)            0.33%
                                                        Executive Vice President, Chief Financial
                                                          Officer, Treasurer and Cashier of the
                                                          Bank since September 1995 Senior Vice
                                                          President and Controller of the Bank,
                                                          1993-1995
                                                        Owner, Public Accounting/Bank Consulting
                                                          Firm Charlotte, NC 1983-1993

John D. Roberts       2/16/40            2/15/65        Vice President & Secretary of              18,246(1)            0.15%
                                                          NBT Bancorp Inc. since September 1995     1,376(1)(b)         0.01%
                                                        Executive Vice President and                  281(2)(b)         0.00%
                                                          Chief Trust Officer of the Bank          34,065(3)            0.27%
                                                          since February 1995
                                                        Executive Vice President
                                                          Chenango Mutual Insurance Co.
                                                          1989 to 1995

     All directors and executive officers as a group beneficially owned 620,750 shares as of December 31, 1998, which represented 5.00% of total shares outstanding, including shares owned by spouses and minor children, as to which beneficial ownership is disclaimed, and options exercisable within sixty days.

NOTES:
(a) The business experience of each director during the past five years was that typical to a person engaged in the principal occupation listed for each.
(b) The information under this caption regarding ownership of securities is based upon statements by the individual nominees, directors, and officers and includes shares held in the names of spouses and minor children as to which beneficial ownership is disclaimed. These indirectly held shares total in number 54,800 for the spouses and for minor children. In the case of officers and officer directors, shares of the Company's stock held in NBT Bank, National Association Employee Stock Ownership Plan as of December 31, 1998, are included.
(c)                   Preferred  Mutual  Insurance  Company,  of  which  Paul O.
                      Stillman is Chairman and Director, and Everett A. Gilmour and John C. Mitchell, are Directors, owns 121,944 shares; Messrs. Stillman, Gilmour, and Mitchell disclaim any beneficial ownership of any such shares.
(d) Dr. Gregory is executor for Virginia Gregory Est., but disclaims any beneficial ownership of any such shares.
(e) Mr. Dietrich has power of attorney for Veronica Ulrichs but disclaims any beneficial ownership of any such shares.
(f) The Everett & Pearl Gilmour Foundation, of which Everett Gilmour is a Director, owns 9,799 shares, Mr. Gilmour disclaims any beneficial ownership of any such shares.
(g) Mr. Marshman is Trustee for Baumas Marshman T/U/W for Mildred Marshman, but disclaims any beneficial ownership of any such shares.
(h) Mr. Marshman is executor for Mildred Marshman Est., his mother, but disclaims any beneficial ownership of any such shares.

                                      I-4

(i)                   The Daryl R. & Phyllis Forsythe Foundation, of which Daryl
                      R. Forsythe is a Director, owns 7,839 shares. Mr. Forsythe disclaims any beneficial ownership of any such shares.
(j) The North Country Insurance Company of which Mr. Marshman is a director owns 17,635 shares. Mr. Marshman disclaims any beneficial ownership of any such shares.
(k) Mr. Mitchell is co-trustee for the tr u/w of I Richer Mitchell. Mr. Mitchell disclaims any beneficial ownership of any such shares.
(1)                   Sole voting and investment authority
(2)                   Shared voting and investment authority
(3) Shares under option from NBT Bancorp Inc. Stock Option Plan which are exercisable within sixty days of December 31, 1998.
*                     Less than .1%

                                      I-5

                   BOARD MEETINGS AND COMMITTEES OF THE BOARD

     During 1998, there were five meetings of the Board of Directors. Each member attended at least 75% of the meetings of the Board and those committees on which he served. The full Board performed the duties of the Executive Committee. The following committees perform a dual role for the Company and the Bank.

NOMINATING AND ORGANIZATION COMMITTEE:

                      Chairman:          Andrew S. Kowalczyk, Jr.

                      Members:           Daryl R. Forsythe
                                         Dr. Peter B. Gregory
                                         Everett A. Gilmour
                                         J. Peter Chaplin
                                         Paul O. Stillman

     This committee, which met one time during 1998, nominates directors for election for the Company and the Bank. The committee also functions to insure a successful evolution of management at the senior level.

COMPENSATION AND BENEFITS COMMITTEE:

                      Chairman:          Paul O. Stillman

                      Members:           Everett A. Gilmour
                                         Dr. Peter B. Gregory
                                         Andrew S. Kowalczyk, Jr.
                                         John C. Mitchell
                                         Richard F. Monroe


     This committee has the responsibility of reviewing the salaries and other forms of compensation of the key executive personnel of the Company and the Bank. The committee met three times in 1998. The committee administers the Company's stock option plan.

AUDIT, COMPLIANCE AND LOAN REVIEW COMMITTEE:

                      Chairman:          John C. Mitchell

                      Members:           J. Peter Chaplin
                                         Everett A. Gilmour
                                         Janet H. Ingraham
                                         Dan B. Marshman
                                         Richard F. Monroe
                                         Plus 2 rotating members each quarter

     The Audit, Compliance and Loan Review Committee represents the Board of Directors in fulfilling its statutory and fiduciary responsibilities for independent examinations of the Company including monitoring accounting and financial reporting practices and financial information distributed to stockholders and the general public. Further, the committee determines that the Company operates within prescribed procedures in accordance with adequate administrative, operating and internal accounting controls. It also makes recommendations to the Board with respect to the appointment of independent auditors for the following year. This committee met four times in 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Directors and Executive Officers must, under Section 16(a) of the Securities Exchange Act of 1934, file certain reports of changes in beneficial ownership of Company securities. The Bank endeavors to assist Directors and Executive Officers in filing the required reports. To the Company's knowledge all filing requirements under the Securities Exchange Act were satisfied.

                     COMPENSATION OF DIRECTORS AND OFFICERS

BOARD OF DIRECTORS FEES

     For 1998, members of the Board of Directors received a $3,000 annual retainer in the form of restricted stock and $600 per Board meeting attended. Board members also received $600 for each committee meeting attended. Chairmen of the committees received $900 for each committee meeting attended. Officers of the Company, who are also Directors, do not receive any fees. For 1999, members of the Board of Directors will continue to receive an annual retainer in the amount of $3,000 which will be payable in the form of restricted stock which will vest over a three year period.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the chief executive officer of the Company and the four most highly compensated executive officers, other than the chief executive officer, of the Company or the Bank who were serving as executive officers at the end of 1998 and whose total annual salary and bonus exceeded $100,000 in 1998.

                                              SUMMARY COMPENSATION TABLE
                                                                                             Long Term Compensation
                                                                                             ----------------------
                                     Annual Compensation                   Awards            Payouts
                                     -------------------                   ------            -------
                                                                                                        Securities
Name and                                                                   Other Annual      LTIP       Underlying   All Other
Principal Position                   Year       Salary       Bonus(1)      Compensation(2)   Payouts    Options(3)   Compensation(4)

Daryl R. Forsythe,                   1998       $311,539     $195,000                        $-0-       39,340       $28,337
  President and Chief                1997       $280,000     $168,000                        $-0-       45,863       $31,798
  Executive Officer of               1996       $240,000     $120,000                        $-0-       45,070       $24,788
  the Company and the Bank

Joe C. Minor,                        1998       $168,461     $ 68,000                        $-0-       13,720       $14,400
  Executive Vice President           1997       $125,000     $ 55,400                        $-0-       12,789       $14,400
  Chief Financial Officer and        1996       $115,000     $ 38,352                        $-0-       10,804       $11,446
  Treasurer of the
  Company and the Bank

Martin A. Dietrich,                  1998       $137,693     $ 63,744                        $-0-       12,040       $14,400
  Executive Vice President -         1997       $110,000     $ 49,000                        $-0-       11,318       $12,992
  Retail Banking Division            1996       $100,000     $ 33,349                        $-0-        9,415       $10,028
  of the Bank

John D. Roberts,                     1998       $128,846     $ 59,400                        $-0-       11,340       $14,400
  Executive Vice President           1997       $103,000     $ 45,000                        $-0-       10,584       $12,164
  Chief Trust Officer of             1996       $ 95,670     $ 32,015                        $-0-        8,489       $ 8,779
  the Bank and Vice
  President and Secretary
  of the Company

John R. Bradley,                     1998       $110,075     $ 45,600                        $-0-       10,360       $14,223
  Senior Vice President              1997       $ 95,000     $ 42,000                        $-0-        9,702       $11,832
  and Senior Commercial              1996       $ 91,315     $ 29,981                        $-0-        8,334       $ 9,320
  Lender of the Bank

            NOTES:
            (1) Represents bonuses under the Company's Executive Incentive Compensation Plan earned in the specified year and paid in January of the following year.
            (2)   Individual amounts, and in the aggregate, are immaterial.
            (3) Number of Common stock option grants adjusted for the 5% stock dividends in December 1996, 1997, 1998, and the 33 1/3% stock dividend in 1998.
            (4)   In 1998, 1997 and 1996 the Bank contributed $478,473; $424,302 and $607,557, respectively, to the Bank's Employees' Stock Ownership Plan ("ESOP"). With the 1998 contribution, the Bank as trustee of the ESOP will purchase shares of Common Stock of the Company at the fair market value on the dates of purchase and will allocate these shares to the accounts of the participants. The amount shown includes the amount allocated to the named executive. An individual's maximum compensation eligible for the ESOP contribution is $160,000. Includes payments by the Company with respect to the death benefits agreement ($822 for Mr. Forsythe), disability agreement ($7,734 for Mr. Forsythe), and matching contributions by the Company or the Bank pursuant to the Company's and Bank's
                  Section 401(k) retirement plan in the amount of $8,000, ESOP contribution of $6,400, and the value of personal share of the auto of $5,381 for Mr. Forsythe. ESOP contributions of $6,400, $6,400, $6,321 and $6,400 and 401(k) matching contributions of $8,000, $8,000, $7,902 and $8,000 were made for Mr. Minor, Mr.
                  Dietrich, Mr. Bradley and Mr. Roberts respectively.

OPTION GRANTS INFORMATION

     The following table presents information concerning grants of stock options made during 1998 to each of the executive officers named in the Summary Compensation Table above. All information has been adjusted for the December 1998 stock dividend and the 4 for 3 split distributed in the form of a 33 1/3% stock dividend. No gain to the optionees is possible without an increase in stock price which will benefit all shareholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on option exercises and common stockholdings are dependent on the future performance of NBT Bancorp Inc. Common Stock. There can be no assurance that the potential realizable values shown in this table will be achieved.

                                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                         Potential Realizable Value
                                                                                                         at Assumed Annual Rates
                                                                                                         of Stock Price Appreciation
                               Individual Grants                                                         for Option Term (2)
                               -----------------                                                         -------------------

                                 # of
                                 Securities       % of Total
                                 Underlying       Options Granted        Exercise
                                 Options          to Employees           Price
Name                             Granted(1)       in Fiscal Year         ($/Sh)        Expiration Date    5%              10%
----                             ----------       --------------         ------        ---------------    --              ---
Daryl R. Forsythe               39,340            23.0%                  19.07         January 2008       $471,840        $1,195,735
Joe C. Minor                    13,720             8.0%                  19.07         January 2008       $164,556        $  417,018
John R. Bradley                 10,360             6.1%                  19.07         January 2008       $124,257        $  314,891
John D. Roberts                 11,340             6.6%                  19.07         January 2008       $136,011        $  344,678
Martin A. Dietrich              12,040             7.0%                  19.07         January 2008       $144,407        $  365,955

NOTES:
(1) Non-qualified options have been granted at fair market value at the date of grant. At the time of grant, options are 40% vested after one year from grant date; an additional 20% vests each year thereafter.

(2) The potential realizable value of each grant of options, assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term, at the specified annualized rates. The assumed growth rates in price in the Company's stock are not necessarily indicative of actual performance that may be expected. The amounts exclude the cost by the executive to exercise such options.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table presents information concerning the exercise of stock options during 1998 by each of the executive officers named in the Summary Compensation Table above, and the value at December 31, 1998, of unexercised options that are exercisable within sixty days of December 31, 1998. These values, unlike the amounts set forth in the column headed "Value Realized," have not been, and may never be realized. The underlying options have not been, and may never be, exercised; and actual gains, if any, on exercise will depend on the value of NBT Bancorp Inc. Common Stock on the date of exercise. There can be no assurance that these values will be realized.

                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                    AND FISCAL YEAR-END OPTION VALUES

                                                                              Number of Securities       Value of Unexercised
                                                                              Underlying Unexercised     In-the-Money Options
                                                                              Options at FY-End(2)       at FY-End(2)
                                                                              --------------------       ------------

                             Shares Acquired                                  Exercisable/               Exercisable/
Name                         on Exercise            Value Realized(1)         Unexercisable              Unexercisable
----                         -----------            -----------------         -------------              -------------

Daryl R. Forsythe            -0-                    $-0-                      126,794/50,963             $1,463,293/420,969
Joe C. Minor                 -0-                    $-0-                       41,384/15,508                488,944/120,009
John R. Bradley              -0-                    $-0-                       34,065/11,763                401,149/ 91,267
John D. Roberts              -0-                    $-0-                       25,619/12,735                282,104/ 98,133
Martin A. Dietrich           -0-                    $-0-                       29,863/13,634                337,797/105,574

     NOTES:
     (1) Represents difference between the fair market value of the securities underlying the options and the exercise price of the options on the date of exercise.
     (2) Represents difference between the fair market value of the securities underlying the options and the exercise price of the options at December 31, 1998.

RETIREMENT PLAN

     The following table presents information with respect to the pension plan of the Company and the Bank. The table shows the estimated annual benefits payable upon retirement in specified compensation and years of service classifications for participants retiring on December 31, 1998.

                             Years of Participation
                             ----------------------

Final Average
Earnings                      10 Years          20 Years          30 Years         40 Years
-------------                 --------          --------          --------         --------

$15,000              N        $  2,094.86        $  3,282.45      $  5,333.98      $  7,385.51
                     Q           1,948.93           3,053.79         4,962.41         6,871.03

$25,000              N           3,506.14           5,587.95         8,889.96        12,309.18
                     Q           3,261.90           5,198.69         8,270.69        11,451.72

$40,000              N           6,122.38           9,722.11        14,816.82        20,492.80
                     Q           5,695.90           9,044.87        13,784.68        19,065.27

$70,000              N          12,070.63          19,180.31        29,818.64        41,097.85
                     Q          11,229.79          17,844.21        27,741.47        38,234.98

$100,000             N          18,032.27          28,830.54        44,820.45        61,702.91
                     Q          16,776.14          26,822.20        41,698.26        57,404.68

$200,000             N          29,187.42          52,280.95        82,564.40       113,544.39
                     Q          27,154.22          48,639.06        76,812.97       105,634.89

$300,000             N          29,968.13          63,471.13        96,974.13       119,828.20
                     Q          27,880.55          59,049.73        90,218.91       111,480.97

$400,000             N          29,968.13          63,471.13        96,974.13       119,828.20
                     Q          27,880.55          59,049.73        90,218.91       111,480.97

$500,000             N          29,968.13          63.471.13        96,974.13       119,828.20
                     Q          27,880.55          59,049.73        90,218.91       111,480.97

N=Normal Form of Benefit for a Single Participant-5 Years Certain and
Continuous.
Q=Normal Form of Benefit for a Married Participant-Qualified Joint and Survivor (50% of benefit payable to spouse at death of Participant). Spouse's age assumed to be equal to Participant's age for above calculations. Salaries are assumed to increase at a rate of 4% per year from date of hire through date of retirement for above calculations.

     The Company has in effect a non-contributory pension plan for all eligible employees which is self-administered. Eligible employees are those who work in excess of 1,000 hours per year, have completed one year of service and have attained age 21. The plan is qualified under Section 401(a) of the Internal Revenue Code. Employer contributions to the plan are computed on an actuarial basis using the projected unit credit cost method including amortization of any past service costs over a thirty-year period. Pension costs are funded as accrued. The minimum required and maximum deductible contributions for the plan year ending December 31, 1998, were $179,243.00 and $704,616.00, respectively. The plan provides for 100% vesting after five years of qualified service. Earnable compensation for the plan is defined as fixed basic annual compensation, including bonuses, overtime and other taxable compensation, but excluding the Company's cost for any public or private employee benefit plan, including this retirement plan. Benefit computations are based on an average final compensation amount which is the average annual earnable compensation during the five consecutive year period in an employee's last ten years of qualified service which produces the highest such average.

     The annual normal retirement benefit of a participant who becomes eligible for benefits shall equal the greater of the amounts described in A and B below, with that sum then reduced by the amount described in C below.

                             A.   The sum of (i), (ii), and (iii) below:

                                    i.      The  participant's  accrued  benefit
                                            under  the  predecessor  plan  as of
                                            September 30, 1989.

                                   ii. For years of benefit service earned after September 30, 1989 and before January 1, 1995, the sum of 1.60 percent of the participant's final average earnings for each year of benefit service plus .60 percent of the participant's final average earnings that is in excess of covered compensation for such year of benefit service.

                                  iii. For years of benefit service earned after December 31, 1994, the sum of
                                            1.25  percent  of the  participant's
                                            final average earnings for each such
                                            year of  benefit  service,  plus .60
                                            percent of the  participant's  final
                                            average  earnings  that is in excess
                                            of  covered  compensation  for  each
                                            such year of benefit service.

                             B. The sum of 1.60 percent of the participant's final average earnings for each year of benefit service through December 31, 1994, plus .65% of the participant's final average earnings that is in excess of covered compensation for each year of benefit service through December 31, 1994.

                             C. The annual normal retirement benefit payable to the participant from the Retirement Plan of Irving Bank Corporation and Affiliated Companies.

                                    The number of years of benefit service taken
                                    into account under the plan shall be limited
                                    to the greater of 30, or the number of years
                                    of   benefit   service   completed   by  the
                                    participant as of December 31, 1994 (up to a maximum of 40 for the basic benefit and a maximum of 35 for the excess portion of the benefit).

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

     There are no employment contracts between the Company or the Bank and the named executive officers.

CHANGE IN CONTROL CONTRACTS

The Company has entered into a change in control contract with each of Messrs. Forsythe, Minor, Dietrich, Bradley and Roberts. The contract provides in general that, in the event that the Company or the Bank is acquired by another company or any of certain other changes in control of the Company or the Bank should occur and further if within 24 months from the date of such acquisition or change in control Messrs. Forsythe, Minor, Dietrich, Bradley or Roberts respective employment with the Company or the Bank is terminated without cause or their salary is reduced or their duties or responsibilities are changed (except in a promotion) Messrs. Forsythe, Minor, Dietrich, and Roberts will be entitled to receive 2.99 times a base amount and Mr. Bradley will be entitled to receive 2.0 times a base amount. An executive's base amount for these purposes is his average annual compensation includible in his gross taxable income for the five years preceding the year in which the change in control occurs (or, if he has been employed by the Company for less than those five years, for the number of those years during which he has been employed by the Company, with any partial year annualized), including base salary, non-deferred amounts under annual incentive, long-term performance, and profit-sharing plans, distributions of previously deferred amounts under such plans, and ordinary income recognized with respect to stock options. The agreement is effective until December 31, 1999, and is automatically renewed for one additional year commencing at December 31, 1999 and each December 31 thereafter.

SUPPLEMENTAL RETIREMENTS BENEFITS

The Company agreed in January 1995 to provide Mr. Forsythe with supplemental retirement benefits ("SERP"). The SERP will provide that annual supplemental benefits at normal retirement will be equal to 50% of Mr. Forsythe's average base salary and bonuses for the five salary years immediately preceding the date of retirement, less the sum of annual amounts payable to the individual under
(a) the Company's pension plan, (b) the Company's ESOP, and (c) social security, as the case may be. Reduced amounts will be payable under the SERP in the event Mr. Forsythe takes early retirement. Except in the case of early retirement, payment of benefits will commence upon Mr. Forsythe's attainment of age 65. The SERP provides that it shall at all times be unfunded.

A Supplemental Retirement Plan has also been provided to Mr. Roberts who was employed by the Bank between February 15, 1965, through November 1, 1989 and from February 6, 1995, to date. The purpose of the plan is to provide the benefits Mr. Roberts would have earned under the Bank's Qualified Retirement Plan had he been employed continuously by the Bank from February 15, 1965, through his actual termination of employment at anytime after February 6, 1995. The plan will provide supplemental retirement income in excess of the retirement benefits otherwise provided to the Executive under the Bank's Qualified Retirement Plan.

DARYL R. FORSYTHE EMPLOYMENT

     Mr. Forsythe was hired effective January 1, 1995 as president and chief executive officer of the Company and the Bank. Mr. Forsythe is employed at will without an employment contract at an annual salary of $300,000 for 1998 and at $300,000 for 1999. As an executive officer, Mr. Forsythe is eligible to participate in the Company's and the Bank's various employee benefit plans, including the Executive Incentive Compensation Plan, the Stock Option Plan, the retirement plan, the ESOP, and the various health, disability, and life insurance plans. The Company and Mr. Forsythe have entered into a wage continuation plan which provides that during the first three months of disability Mr. Forsythe will receive 100% of his regular wages reduced by any benefits received under social security, workers' compensation, state disability plan or any other government plan or other program, such as group coverage, paid for by the Bank. Additionally, if the disability extends beyond three months, Mr. Forsythe will receive payments of $7,000 per month under an insurance policy with The New England. The annual cost of the policy is $7,734, which is reflected in the Summary Compensation Table above. Mr. Forsythe and the Company have entered into a death benefits agreement. The policy is a split-dollar life insurance policy on Mr. Forsythe's behalf in the face amount of $800,000. The Company is the owner of the policy. Upon Mr. Forsythe's death, his named beneficiary will receive $600,000 from the policy's proceeds, while the Company will receive the remainder of the policy's proceeds. Upon termination of the death benefits agreement (e.g., upon termination of Mr. Forsythe's employment), Mr. Forsythe is required to transfer all of his right, title, and interest in the policy to the Company. The Company pays the premium on the policy, 75% of the cost being attributable to Mr. Forsythe and is reflected in the Summary Compensation Table above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ending December 31, 1998, Everett A. Gilmour, Chairman of the Company and a member of the Compensation and Benefits Committee served on the Board of Directors of Preferred Mutual Insurance Company whose Chairman is Paul O. Stillman who is Chairman of the Company's and of NBT Bank's Compensation and Benefits Committee. Mr. Gilmour was Chairman of the Company and the Bank from 1972 to 1988 and January 1995 to present.

     The law firm of Kowalczyk,  Tolles,  Deery and Johnston,  of which Director
Andrew S. Kowalczyk, Jr. is a partner and a member of the Compensation and Benefits Committee, provides legal services to the Company and the Bank from time to time. Payments for services for 1998 totaled $70,755. These services occur in the ordinary course of business and at the same terms and those prevailing for comparable transactions with other law firms.

     John D. Roberts, an executive officer of the Company, is a director of the I.L. Richer Co. whose President and CEO, John C. Mitchell, serves on the Compensation and Benefits Committee.

     Richard Monroe, a member of the Compensation and Benefits Committee, is a retiree of the Company and served as Senior Vice President - Manager of Newark Valley Office from 1973 to 1985.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The primary responsibility of the Compensation and Benefits Committee ("Committee") is to design, implement, and administer all facets of the compensation and benefits programs of the Company for all employees. The Committee is composed entirely of outside, non-employee directors. The Committee approves participants who are eligible for the Executive Incentive Compensation Plan, sets the Plan targets for each year and approves payouts thereon, awards stock option grants, approves the annual contribution to the Employee Stock Ownership Plan for all employees, approves executive compensation, annually reviews the performance of the CEO and recommends the CEO compensation package to the Board. Actions of the Committee are presented to the Board of Directors for approval. The objective of the Company's executive compensation program is to develop and maintain executive reward programs which contribute to the enhancement of shareholder value, while attracting and retaining key executives who are critical to the long-term success of the Company. It is expected that total compensation will vary annually, based on Company and individual performance.

     The Compensation Committee retains the services of an executive salary and benefits consultant, who is independent and unassociated with the Company, the CEO, or any member of the Board or management, to assist in setting the total compensation package of senior management. To assist the Committee in fulfilling its responsibilities, the independent consultant provides advice and guidance directed toward ensuring that the Board's practices are consistent within the industry, consistent with and in support of the goals and objectives of the Company and fairly applied throughout the Company.

     The Committee believes it is critical to the ongoing success of the Company that its executives continue to be among the most highly qualified and talented available to lead the organization in the creation of shareholder value. In support of this objective, the philosophy of the Committee in approving and recommending executive compensation is based upon the following criteria:

              o Design a total compensation package that includes a base salary, an annual incentive plan that is linked to
                    shareholder   interests,   and  a  stock  option  plan  that
                    encourages share ownership and is also linked with shareholder interests.

              o     Set  base   salaries   that  are   commensurate   with  each
                    individual's responsibility, experience, and contribution to the Company.

              o Ensure that salaries are competitive within the industry so as to be able to attract and retain highly qualified executives.

              o     Promote a pay for performance culture.

     The Company's executive compensation program, discussed in detail below, is made up of both fixed (base salary) and variable (incentive) compensation elements. Variable compensation consists of annual cash incentives and stock option grants. The Committee and the management of the Company believe that variable compensation should be based both on short-term and long-term measurements and be directly and visibly tied to Company performance, so that, while introducing appropriate risk in the payout levels, such compensation will promote a pay for performance culture within the executive team.

     In reviewing executive compensation, the Committee considers a variety of factors including past performance and the Board's expectations for improvement in the future. The CEO and senior executive management review executive compensation throughout the year. The CEO presents recommendations for compensation for the Senior Management Team to the Committee each year prior to year-end for their approval. The Committee annually reviews the CEO's performance against pre-established goals and with respect to the performance of the Company. Improvements in historical measures such as ROA, ROE, profit improvement, non-performing assets to total assets and net non-interest expense to total expense are considered in the Committee's assessment of performance. During 1998, all of these measures showed improvement from 1997. ROA and ROE rose from 1.20% and 12.97% to 1.48% and 14.93%, respectively, improvements of 23% for ROA and 15% for ROE. The Committee maintained safety and soundness and once again received a "blue ribbon" and "five star" ratings by outside agencies. The Company maintained its satisfactory ratings from regulatory examinations as well.

BASE SALARY. Although not specifically weighted, the performance of each executive, the level of responsibility, and current inflationary indices were considered in establishing base salaries for executive officers. Salary ranges have been established with the assistance of the salary and benefits consultant and are based upon responsibility, experience, and individual performance. Mr. Forsythe receives an annual salary of $300,000 for 1999. No written employment agreement has been entered into between the Company or the Bank and Mr. Forsythe. In determining Mr. Forsythe's salary, the Committee took into consideration the salaries of CEOs of similar-sized banks, the performance of the Bank, and the recommendations of the salary consultant.

EXECUTIVE INCENTIVE COMPENSATION PLAN. The Committee, working with an outside salary and benefits consultant designed the current incentive plan that would link the payout with shareholder interests. The Plan is reviewed annually by the Committee. The Plan, as it now exists has three components which determine the potential award within the Plan: Return on Assets, Return on Equity, and the dollar increase in net income over the prior year. The Plan has a minimum net income requirement before any payout is possible. There are participative levels within the Plan which range from the maximum payout being 40% of salary for Level I and 30% for Level II. Each level has a corporate performance component and an individual performance component. At Level I the corporate component is 80% and the personal component is 20%. The Committee sets "stretch" targets in order to achieve the maximum payout.

     As part of the executive incentive compensation plan a separate level was established for the CEO. The Plan provided for a maximum payout of 75% of salary with the range of the bonus awarded being based on corporate performance. Mr. Forsythe's bonus earned in 1998 was $195,000 (65%). The bonus was paid in 1999.

     Other executives receiving bonuses were evaluated based on comparisons to predetermined corporate and personal goals. Each officer achieved a majority of their goals and were comparably rewarded.

STOCK OPTION PLAN. In order to provide long-term incentives to key employees, including executive officers, to encourage share ownership by key officers, and to retain and motivate key officers to further shareholder returns, the Company has a Stock Option Plan. The Committee believes that stock options, which provide value to participants only when the Company's shareholders benefit from stock price appreciation, are an important component of the Company's executive compensation program. The number of options currently held by an officer is not a factor in determining individual grants. The value of stock options granted in 1998 ranged from 250% of base compensation at the CEO level down to 1,000 shares for selected individuals. "Value" is determined by multiplying the number of options granted by the fair market value of the Company's Common Stock which underlies such options on the date of the grant. With respect to the options granted in 1998 to the CEO and to all other executive officers, the Committee in making the awards considered the various factors referred to above, especially the positive growth of the Company, its financial condition, and profitability. The Committee did not apply any specific weighting to the factors considered. The number of options which the Committee granted to the officers was based upon individual performance and level of responsibility, subject to Committee-imposed restrictions. The Committee determined that the award level must be sufficient in size to provide a strong incentive for participants to work for long-term business interests of the Company, thereby creating additional shareholder value resulting from the appreciation of the Company's stock, and to become significant owners of the Company. Options are granted at the fair market value of the Company's stock at the time of grant. Under the 1993 Plan, options vest at the rate of 40% after one year of date of grant and an additional 20% each year thereafter. Since an option gives the officer only the right to buy these shares at a fixed price over a future period, the compensation value is derived by the incentive to increase shareholder value in the future; hence, the motivation to improve the Company's performance.

MEMBERS OF THE COMPENSATION AND BENEFITS COMMITTEE

Paul O. Stillman - Chairman
Everett A. Gilmour
Dr. Peter B. Gregory
Andrew S. Kowalczyk, Jr.
John C. Mitchell
Richard F. Monroe

401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN

     NBT Bancorp Inc. amended the Employee Stock Ownership Plan and 401(k) Plan, merging the two Plans together effective January 1, 1997. This merged and amended 401(k) and Employee Stock Ownership Plan is for the exclusive benefit of eligible employees and their beneficiaries. The Plan is administered by the Bank. Discretionary and matching contributions are primarily in the Company's common stock. The stock is voted by the Plan's Trustees only as participants direct the Trustees to vote by properly executing a proxy. At December 31, 1998, the Plan owned 790,400 shares of the Company's common stock, 6.36% of total shares outstanding.

     All employees of the Company and the Bank are eligible to participate in the plan after one year's service, are at least 21 years of age and complete 1,000 hours of service during the year. The Plan provides for partial vesting of an employee's interest in the Plan and approximately 20% per year with 100% vesting being achieved after five years of qualified service.

     However, participants are eligible to make salary reduction contributions after the date of hire if they are scheduled to work 1,000 hours in a twelve-month period. The plan provides that eligible employees may elect to defer up to 15% of his or her salary for retirement (subject to a maximum limitation of $10,000) and that the company or the bank will provide a matching contribution of 100% of the first 5% of the employee's deferred amount. In 1998, the company or the bank provided matching contribution to Mr. Forsythe of $8,000, Mr. Minor of $8,000, Mr. Dietrich of $8,000, Mr. Bradley of $7,902 and Mr. Roberts of $8,000. These payments are reflected in the Summary Compensation Table.

     Discretionary contributions, as determined annually by the Board of Directors, are made by the company to a separate trust for the benefit of the eligible employees and their beneficiaries. Annual contributions may not exceed amounts deductible for Federal income tax purposes. Employer contributions are allocated among all participants in proportion that each participant's compensation for the plan year bears to the total compensation of all participants for the plan year (compensation for the plan is defined as total compensation during a Plan Year that is subject to income tax and reflected on the W-2 Form, but including a salary reduction contribution to any plan or arrangement maintained by the company, and excluding distributions from non-qualified plans, income from the exercise of stock options, and severance payments). The Board of Directors may amend the plan at any time.

     The value of a  participant's  account is the total of  allocated  employer contribution, employee salary deferrals, plus the earnings on those contributions and deferrals, plus or minus any gain or loss on the investment of the contributions and deferrals.

     Normal retirement age under the plan is 65. The plan also provides for early retirement at age 55 and disability retirement at any age. In the event a participant dies before retiring under the plan, the value of his account in the plan will be paid to his or her beneficiary.

     A participant's retirement benefit under the plan is the value of his or her account at the date of retirement. Effective January 1, 1985, the normal form of retirement benefit for a married employee is a joint and survivor annuity; for an employee who is not married, a lump sum distribution of cash. Other available retirement options are: 1) installment payments of cash and 2) distributions of the account value in employer securities, both subject to obtaining spousal waivers.

     As a qualified plan (under current law) employer contributions and employee salary deferrals are not currently taxed to employees; and retirement benefits will be taxable to employees when received from the plan.

     In 1998, the Company made a discretionary contribution of $478,473 to the plan. The Summary Compensation Table reflects payments made to the Company's named executive officers under the plan.

STOCK OPTION PLAN

     The Board of Directors adopted Stock Option Plans in 1986 and in 1993, which were subsequently approved by the Company's stockholders at the 1987 and 1993 Annual Meetings, respectively, and amended the 1993 plan which was approved by the stockholders at the 1998 Annual Meeting. The purposes of the plans are to encourage ownership of capital stock of the Company by officers and other key employees of the Company and its subsidiaries in order to help the Company attract and retain in its service persons of exceptional competence, to furnish added incentives for them to increase their efforts on behalf of the Company, and to gain for the Company the advantages inherent in key employees having an ownership interest in the Company. Pursuant to the approval of the 1993 Stock Option Plan, the 1986 plan was "frozen" and no new options or stock appreciation rights may be granted under that plan.

     The 1993 Plan is intended to promote the interests of the Company and its stockholders by ensuring continuity of management and increased incentive on the part of officers and other key management employees of the Company and its subsidiaries responsible for major contributions to effective management, through facilitating their acquisition of equity interests in the Company.

     The 1993 Plan authorizes the granting of options ("Options") to purchase shares of the Company's Common Stock to officers and key management employees of the Company and its subsidiaries. Common Stock issued pursuant to the 1993 Plan may be authorized but unissued Common Stock or reacquired Common Stock, or both. The 1993 Plan is administered by the Board of Directors, the Compensation and Benefits Committee, or a subcommittee thereof (the "Committee"), consisting of at least three Directors of the Company who are disinterested directors as defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

     The Committee (or subcommittee, as the case may be) is authorized to determine the employees to whom grants of Options may be made under the 1993 Plan, the number and terms of Options to be granted to each employee selected, the time or times when Options will be granted, the period during which Options will be exercisable, and the exercise price per share of Common Stock. The exercise price may not be less than the fair market value of a share of Common Stock at the date the Option is granted.

     Options granted to an employee under the 1993 Plan may not be transferred by the recipient otherwise than by will or by the law of descent and distribution, and such Option may be exercisable during such person's life only by him. No Option may be exercisable after the expiration of ten years from the date such Option is granted. The terms of an Option must provide that it is exercisable only in specified installments during the Option period: to the extent of forty percent of the number of shares originally covered thereby with respect to each particular grant of options, at any time after the expiration of one year from the date of grant, and to the extent of an additional twenty percent of such number of shares upon the expiration of each succeeding year, so that upon the expiration of four years from the date of grant one hundred percent of such number of shares will be eligible for exercise by the recipient. Such installments are cumulative. Upon termination of his employment, any such Option will be exercisable to the extent that he was entitled to exercise the Option at the date of such termination; upon the employee's death, the Option will become exercisable in full on the date of death.

     The 1993 Plan provides that it will expire on April 18, 2008. The 1993 Plan provides that for each share of common stock purchased by an optionee upon the exercise of a stock option, the optionee will receive a reload option to purchase another common share. Granting of a reload option is subject to the express approval of the Board of Directors or Committee. The 1993 Plan provides that immediately upon the occurrence of a change in control of the Company, all outstanding options will immediately vest and become exercisable in full. If an optionee's employment with the Company or its subsidiaries is terminated for cause, such optionee's options will be cancelled and rendered null and void on the date such employment is terminated.

     The 1993 Plan provides that, if there occurs a change in the number of outstanding shares of Common Stock by reason of a stock split, stock dividend, recapitalization, reclassification, merger, consolidation, combination or exchange of shares or other similar event, the Committee may, in its discretion, make such adjustments as may be equitably required in the number of shares that may be issued under the 1993 Plan, in the number of shares which are subject to outstanding Options, and in the purchase price per share relating thereto.

     The Board may amend the 1993 Plan at any time without the approval of the stockholders of the Company, but no amendment which (a) increases the aggregate number of shares as to which Options may be granted under the 1993 Plan (other than equitable adjustments referred to in the immediately preceding paragraph which will not constitute amendments), (b) changes the class of persons eligible to receive options, (c) changes the provisions of the 1993 Plan regarding the option price, (d) extends the period during which options may be granted, (e) extends the maximum period after the date of grant during which options may be exercised, or (f) changes the provision in the 1993 Plan as to qualification for membership on the Committee will be effective unless and until the amendment is approved by the stockholders of the Company. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not to be the surviving corporation or a sale of substantially all the assets of the Company to another corporation, every option outstanding under the 1993 Plan will terminate, except that the optionee will have the right to exercise, prior to or simultaneously with such event, his Option to purchase any or all shares then subject to the Option, including those, if any, which have not theretofore become available for purchase under other provisions of the 1993 Plan.

     As of December 31, 1998, 1,658,334 shares of the Company's Common Stock have been reserved for issuance under the Plans. In 1998, non-qualified options, which expire in 2008, for 171,079 shares were granted to 39 key employees, at an option price of $19.07. Options for 637,870 shares were outstanding at December 31, 1998 with option prices ranging from $6.13 to $19.75 per share for all officers as a group. All options were at 100% of fair market value as of date of the grant. Options and option prices have been adjusted for all stock dividends to date.

     FEDERAL INCOME TAX CONSEQUENCES

     Under the present provisions of the Internal Revenue Code of 1986, as amended, the Federal income tax consequences of the 1993 Plan are as follows:
The granting of a non-qualified option to an employee will not result in taxable income to the recipient or a deduction in computing the income tax of the Company or any subsidiary. Upon exercise of a non-qualified option, the excess of the fair market value of the shares acquired over the Option price is (a) taxable to the optionee as ordinary income and (b) deductible in computing the Company's income tax, subject to satisfying applicable withholding requirements and general rules relating to reasonableness of compensation.

EXECUTIVE INCENTIVE COMPENSATION PLAN

     The Company adopted, effective January 1, 1992, an Executive Incentive Compensation Plan (hereinafter, the "Plan") to promote individual motivation for the achievement of the Company's financial and operating objectives and to aid in attracting and retaining highly qualified personnel. Pursuant to the Plan, officers of the Bank are eligible to receive cash in the event certain performance criteria are satisfied. The operation of the Plan is predicated on the Bank's attaining and exceeding management performance goals. The goals consist of return on average assets, return on stockholders' equity, and profit improvement. Unless a participant elects to have all or a portion of his award deferred, distribution of awards will be made in cash during the first quarter after year-end. All distributions must be approved by the Compensation and Benefits Committee. This Committee has broad discretion in determining who will be eligible to receive incentive compensation awards and has full power and authority to interpret, manage, and administer the Plan. The Plan provides that the President and Chief Executive Officer of the Company will recommend to the Committee the amounts to be awarded to individual participants. The President and Chief Executive Officer may also recommend a change beyond the formula to a bonus award to a participant. The Committee has the authority to amend such recommendation.

     Bonus awards are made pursuant to an established formula. An employee will be placed into a particular level, according to the participant's office and responsibility. Depending upon the particular level, the 1999 award will range from 0% to 30% of the participant's regular salary at the lowest level to 0% to 75% of the salary at the CEO level. The formula provides that the financial criteria necessary for plan operation consist of return on average assets, return on equity, and profit improvement. Incentive distributions will be based upon attainment of corporate performance goals to establish the total awards. The total awards, in turn, will be determined by reference to both corporate and individual components. The corporate component will be determined by attainment of corporate goals (as established by the Committee) and the individual component will be determined by attainment of individual goals (objectives mutually agreed upon between participants and the division head and approved by the Chief Executive Officer). The corporate component will range from 100% for the highest level (the President and Chief Executive Officer) to 60% for the lowest level, whereas the individual component will range from 0% for the highest level to 40% for the lowest level.

     The Plan also provides that the Chief Executive Officer will own such number of shares of Company Common Stock as will equal at the end of the five years twice his current base salary.

     The amount of incentive compensation awards to the individuals named in the Summary Compensation Table is included in the "Bonus" column of that table. Payments of bonuses for 1998 pursuant to the Plan were made January 1999.

     PERSONAL BENEFITS

     During the past fiscal year, no director, officer or principal stockholder or members of their respective families received any banking services or other benefits, including use of any staff, facilities or properties of the Company, not directly related to job performance and not generally available to all employees of the Company. Health insurance and group life insurance are routinely provided all staff members.

     RELATED PARTY TRANSACTIONS

     The Bank has had, and expects in the future to have, transactions in the ordinary course of business with directors and officers of the Company and the Bank on the same terms as those prevailing at the time for comparable transactions with others. The Bank has extended credit to its directors and officers and their business interests. The total of these loans was $4,238,002, $3,563,357 and $4,441,730 at December 31, 1996, 1997, and 1998 respectively, representing 4.0%, 2.9% and 3.4% of equity capital at those dates. The highest aggregate amounts outstanding on such loans during 1996, 1997, and 1998 were $4,238,002, $5,008,597, and $5,313,091, respectively, which represented 4.3%,
4.0% and 4.1% of equity capital at those interim dates.

     All outstanding loans made by the Bank to such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, do not present more than normal risk of collectability or present other unfavorable features. Based upon the information available to it, the Bank does not consider that any of the officers or directors of the Bank or the Company had a material interest in any transactions during the last year, except as stated above, or have such an interest in any proposed transactions.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return (i.e., price change, reinvestment of cash dividends and stock dividends received) on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market (US Companies) Index and the Index for NASDAQ Financial Stocks. The stock performance graph assumes that $100 was invested on December 31, 1993. The graph further assumes the reinvestment of dividends into additional shares of the same class of equity securities at the frequency with which dividends are paid on such securities during the relevant fiscal year. The yearly points marked on the horizontal axis correspond to December 31 of that year. Each of the referenced indices is calculated in the same manner. All are market-capitalization-weighted indices, so companies judged by the market to be more important (i.e., more valuable) count for more in all indices.

     COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG NBT BANCORP INC., THE INDEX FOR NASDAQ FINANCIAL STOCKS, AND THE NASDAQ STOCK MARKET (US COMPANIES) INDEX.

{FOLLOWING IS A TABULAR PRESENTATION OF DATA POINTS FOR THE GRAPH WHICH APPEARS HERE IN THE PAPER COPY}


Measurement            NBT              NASDAQ              NASDAQ
Period (Fiscal         BANCORP          Financial           Composite Index
Year Covered)          INC.             Stock Index         (US Companies)
-------------          ----             ------------        --------------
4Q93                   $100.00          $100.00             $100.00
1Q94                   $ 96.52          $ 97.26             $ 95.71
2Q94                   & 91.64          $102.69             $ 90.87
3Q94                   $ 89.50          $103.31             $ 98.40
4Q94                   $ 97.62          $ 95.53             $ 96.80
1Q95                   $ 95.37          $105.75             $105.20
2Q95                   $ 97.57          $114.06             $120.16
3Q95                   $ 99.80          $128.63             $134.33
4Q95                   $111.92          $138.66             $135.44
1Q96                   $109.56          $142.99             $141.78
2Q96                   $106.37          $144.83             $152.55
3Q96                   $110.46          $158.31             $157.94
4Q96                   $124.70          $177.33             $166.19
1Q97                   $136.13          $184.32             $157.27
2Q97                   $188.66          $214.98             $185.64
3Q97                   $186.34          $250.81             $217.00
4Q97                   $201.50          $277.87             $202.15
1Q98                   $210.23          $290.65             $236.31
2Q98                   $255.73          $280.28             $243.91
3Q98                   $233.50          $231.25             $218.05
4Q98                   $250.99          $270.17             $282.26

                                PROPOSAL NUMBER 2

        PROPOSAL TO RATIFY THE BOARD OF DIRECTORS ACTION IN SELECTION OF
             KPMG LLP AS INDEPENDENT PUBLIC AUDITORS FOR THE COMPANY

     The Board of Directors upon the recommendation of the Audit, Compliance and Loan Review Committee has appointed KPMG LLP as independent auditors of the Company to examine the financial statements for the fiscal year ending December 31, 1999. KPMG LLP has served as the Company's independent auditors since January 1987. Ratification of such employment will require the affirmative vote of the holders of a majority of the shares represented at the Meeting in person or by proxy and entitled to vote. The Board of Directors recommends a vote FOR Proposal Number 2. In the event the stockholders fail to ratify this employment, it will be considered as a directive to the Board of Directors to select other auditors for the current year.

     Representatives of KPMG LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

     STOCKHOLDER PROPOSALS

     Management anticipates mailing the proxy materials for the 2000 Annual Meeting on or about March 17, 2000. If any security holder wishes a proposal to be considered for inclusion in the 2000 Proxy Statement, this material must be received by the Chief Executive Officer no later than November 15, 1999.

     OTHER MATTERS

     Management does not know of any other matters which may come before the Meeting. However, if any matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with the recommendations of the Board of Directors. It is important that proxies be returned promptly. Therefore, the stockholders who do not expect to attend in person are urged to mark, date, sign and return the enclosed proxy in the accompanying postage paid envelope.


                                   By Order of the Board of Directors


                                   /s/ DARYL R. FORSYTHE


                                   Daryl R. Forsythe
                                   President and Chief Executive Officer


                                   /s/ JOE C. MINOR


                                   Joe C. Minor
                                   Chief Financial Officer and Treasurer


Dated: March 17, 1999

               PROXY FOR 1999 ANNUAL MEETING OF NBT BANCORP INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

KNOWN ALL MEN BY THESE PRESENTS that I (we), the undersigned Stockholder(s) of NBT Bancorp Inc. (the "Company"), do hereby nominate, constitute and appoint James I. Dunne and James A. Hoy or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of said Company, standing in my name on its books March 1, 1999, at the Annual Meeting of its Stockholders to be held at Norwich Senior High School, Midland Drive, Norwich, New York 13815 on April 17, 1999, at 11:00 a.m., or at any adjournments thereof, with all the powers the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE NOTED AS DIRECTED BELOW. IN THE ABSENCE OF ANY DIRECTION, THE SHARES REPRESENTED HEREBY SHALL BE NOTED TO FIX THE NUMBER OF DIRECTORS AT NINE, FOR THE ELECTION OF THE NOMINEES LISTED AND FOR RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

Comments/Address Changes:  ___________________________________________

 [ X ]  Please mark your votes as in this example.

                                    FOR ALL           WITHHOLD FROM
                                    NOMINEES          ALL NOMINEES

1) Election of Directors.            [   ]                 [   ]
   Fix the number of Directors
   at nine and the election of
   nominees listed below:

For Term Ending 2002:
     Peter B. Gregory
     Paul O. Stillman
     J. Peter Chaplin
For Term Ending 2001:
     William L. Owens
For Term Ending 2000:
     Dan B. Marshman

The Board of Directors
recommends a vote FOR
the Nominees.

IF YOU DO NOT WISH YOUR SHARES
VOTED "FOR" A PARTICULAR NOMINEE,
DRAW A LINE THROUGH THAT PERSON'S
NAME.

                                     FOR           AGAINST        ABSTAIN
2) Approval of the appointment       [   ]         [   ]          [   ]
   of KPMG LLP as
   Independent Public
   Accountants For the Company
   for 1999.

The Board of Directors
Recommends a vote FOR approval.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any adjournment or postponed thereof.

Mark box at right if comments or address change have been noted on the [ ] reverse side of this card.

SIGNATURE(S)__________________________DATE_________

NOTE: Please sign exactly as name appears hereon. Joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.